CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to incorporation by reference of our report dated February 18, 2000 and to all references to our Firm, in post-effective Amendment No. 14 and Amendment and No. 16 to the Registration Statement File Numbers 333-37367 under the Securities Act of 1933 and 811-8419 under the Investment Company Act of 1940, respectively.



                               /s/ Arthur Andersen
                               -------------------
                               Arthur Andersen


April 27, 2000
San Francisco, California